                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY










================================================================================



                                 $2,000,000,000


                                     364-DAY


                       REVOLVING CREDIT FACILITY AGREEMENT


                          Dated as of February 22, 2001


                                      among


                            LUCENT TECHNOLOGIES INC.,


                            THE LENDERS PARTY HERETO,


              SALOMON SMITH BARNEY INC., as Syndication Agent, and


                THE CHASE MANHATTAN BANK, as Administrative Agent


================================================================================


               JPMORGAN, a division of CHASE SECURITIES INC., and
                           SALOMON SMITH BARNEY INC.,
                     as Co-Lead Arrangers and Co-Bookrunners


================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I.........................................................................................................1

Definitions.......................................................................................................1

         SECTION 1.01.              Defined Terms.................................................................1
                                    -------------

         SECTION 1.02.              Terms Generally..............................................................17
                                    ---------------

         SECTION 1.03.              Accounting Terms; GAAP.......................................................17
                                    ----------------------

ARTICLE II The Credits...........................................................................................17

         SECTION 2.01.              Commitments..................................................................17
                                    -----------

         SECTION 2.02.              Loans........................................................................17
                                    -----

         SECTION 2.03.              Borrowing Procedure..........................................................18
                                    -------------------

         SECTION 2.04.              Conversion and Continuation of Loans.........................................18
                                    ------------------------------------

         SECTION 2.05.              Fees.........................................................................19
                                    ----

         SECTION 2.06.              Repayment of Loans; Evidence of Debt.........................................20
                                    ------------------------------------

         SECTION 2.07.              Interest on Loans............................................................21
                                    -----------------

         SECTION 2.08.              Default Interest.............................................................21
                                    ----------------

         SECTION 2.09.              Alternate Rate of Interest...................................................21
                                    --------------------------

         SECTION 2.10.              Optional and Mandatory Termination and Reduction of Commitments..............22
                                    ---------------------------------------------------------------

         SECTION 2.11.              Optional and Mandatory Repayment.............................................23
                                    --------------------------------

         SECTION 2.12.              Reserve Requirements, Change in Circumstances................................23
                                    ---------------------------------------------

         SECTION 2.13.              Change in Legality...........................................................24
                                    ------------------

         SECTION 2.14.              Indemnity....................................................................25
                                    ---------

         SECTION 2.15.              Pro Rata Treatment...........................................................26
                                    ------------------

         SECTION 2.16.              Sharing of Setoff............................................................26
                                    -----------------

         SECTION 2.17.              Payments.....................................................................26
                                    --------

                                                                                                               PAGE
         SECTION 2.18.              Taxes........................................................................26
                                    -----

         SECTION 2.19.              Mandatory Assignment; Commitment Termination.................................28
                                    --------------------------------------------

ARTICLE III Representations and Warranties.......................................................................29

         SECTION 3.01.              Organization; Powers.........................................................29
                                    --------------------

         SECTION 3.02.              Authorization................................................................29
                                    -------------

         SECTION 3.03.              Enforceability...............................................................29
                                    --------------

         SECTION 3.04.              Governmental Approvals.......................................................29
                                    ----------------------

         SECTION 3.05.              Financial Statements.........................................................29
                                    --------------------

         SECTION 3.06.              Properties...................................................................30
                                    ----------

         SECTION 3.07.              Litigation and Environmental Matters.........................................30
                                    ------------------------------------

         SECTION 3.08.              Compliance with Laws and Agreements..........................................30
                                    -----------------------------------

         SECTION 3.09.              Federal Reserve Regulations..................................................30
                                    ---------------------------

         SECTION 3.10.              Investment Company Act; Public Utility Holding Company Act...................31
                                    ----------------------------------------------------------

         SECTION 3.11.              Taxes........................................................................31
                                    -----

         SECTION 3.12.              ERISA........................................................................31
                                    -----

         SECTION 3.13.              Labor Matters................................................................31
                                    -------------

         SECTION 3.14.              Subsidiaries.................................................................31
                                    ------------

         SECTION 3.15.              Use of Proceeds..............................................................31
                                    ---------------

         SECTION 3.16.              No Material Misstatements....................................................31
                                    -------------------------

         SECTION 3.17.              Security Documents...........................................................32
                                    ------------------

ARTICLE IV Conditions of Lending.................................................................................32

         SECTION 4.01.              All Borrowings...............................................................32
                                    --------------

         SECTION 4.02.              Initial Conditions...........................................................33
                                    ------------------

ARTICLE V Affirmative Covenants..................................................................................34

         SECTION 5.01.              Existence....................................................................34
                                    ---------

                                                                                                               PAGE
         SECTION 5.02.              Financial Statements, Reports, etc...........................................34
                                    -----------------------------------

         SECTION 5.03.              Maintaining Records..........................................................35
                                    -------------------

         SECTION 5.04.              Notices of Material Events...................................................35
                                    --------------------------

         SECTION 5.05.              Existence; Conduct of Business...............................................36
                                    ------------------------------

         SECTION 5.06.              Payment of Obligations.......................................................36
                                    ----------------------

         SECTION 5.07.              Maintenance of Properties; Insurance.........................................36
                                    ------------------------------------

         SECTION 5.08.              Inspection Rights............................................................36
                                    -----------------

         SECTION 5.09.              Compliance...................................................................36
                                    ----------

         SECTION 5.10.              Use of Proceeds..............................................................36
                                    ---------------

         SECTION 5.11.              Additional Subsidiary Guarantors and Collateral..............................36
                                    -----------------------------------------------

         SECTION 5.12.              Post-Closing Collateral Matters..............................................38
                                    -------------------------------

ARTICLE VI Negative Covenants....................................................................................38

         SECTION 6.01.              Financial Covenants..........................................................38
                                    -------------------

         SECTION 6.02.              Indebtedness.................................................................38
                                    ------------

         SECTION 6.03.              Liens........................................................................40
                                    -----

         SECTION 6.04.              Fundamental Changes..........................................................40
                                    -------------------

         SECTION 6.05.              Investments, Loans, Advances, Guarantees and Acquisitions....................41
                                    ---------------------------------------------------------

         SECTION 6.06.              Capital Expenditures.........................................................42
                                    --------------------

         SECTION 6.07.              Hedging Agreements...........................................................42
                                    ------------------

         SECTION 6.08.              Restricted Payments..........................................................42
                                    -------------------

         SECTION 6.09.              Transactions with Affiliates.................................................42
                                    ----------------------------

         SECTION 6.10.              Limitations on Sale and Leaseback Transactions and CMO Transactions..........43
                                    -------------------------------------------------------------------

         SECTION 6.11.              Synthetic Purchase Agreements................................................43
                                    -----------------------------

         SECTION 6.12.              External Sharing Debt........................................................43
                                    ---------------------

ARTICLE VII Events of Default....................................................................................43

                                                                                                               PAGE
ARTICLE VIII The Administrative Agent............................................................................45

ARTICLE IX Miscellaneous.........................................................................................47

         SECTION 9.01.              Notices......................................................................47
                                    -------

         SECTION 9.02.              Survival of Agreement........................................................47
                                    ---------------------

         SECTION 9.03.              Binding Effect...............................................................48
                                    --------------

         SECTION 9.04.              Successors and Assigns.......................................................48
                                    ----------------------

         SECTION 9.05.              Expenses; Indemnity..........................................................50
                                    -------------------

         SECTION 9.06.              Applicable Law...............................................................50
                                    --------------

         SECTION 9.07.              Waivers; Amendment...........................................................50
                                    ------------------

         SECTION 9.08.              Entire Agreement.............................................................51
                                    ----------------

         SECTION 9.09.              Severability.................................................................51
                                    ------------

         SECTION 9.10.              Right of Setoff..............................................................51
                                    ---------------

         SECTION 9.11.              Counterparts.................................................................51
                                    ------------

         SECTION 9.12.              Headings.....................................................................52
                                    --------

         SECTION 9.13.              Release of Guarantees and Liens..............................................52
                                    -------------------------------

         SECTION 9.14.              Confidentiality..............................................................52
                                    ---------------

         SECTION 9.15.              Submission To Jurisdiction; Waivers..........................................53
                                    -----------------------------------

         SECTION 9.16.              WAIVER OF JURY TRIAL.........................................................53
                                    --------------------

EXHIBITS
Exhibit A               Form of Assignment and Acceptance
Exhibit B               Form of Borrowing Request
Exhibit C               Form of Collateral Sharing Agreement
Exhibit D               Form of Guarantee and Collateral Agreement
Exhibit E               Form of Mortgage
Exhibit F               Form of Closing Certificate
Exhibit G-1             Form of Opinion of Cravath, Swaine & Moore
Exhibit G-2             Form of Opinion of In-House Counsel to the Borrower

SCHEDULES
Schedule 1.01A          Lender Commitments
Schedule 1.01B          Mortgaged Properties
Schedule 1.01C          Properties
Schedule 1.01D          Excluded Subsidiaries
Schedule 3.14           Material Subsidiaries
Schedule 3.17(b)        Mortgage Filing Offices
Schedule 6.02           Exiting Indebtedness
Schedule 6.03           Existing Liens

                364-DAY REVOLVING CREDIT FACILITY AGREEMENT, dated as of February 22, 2001, among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent" or the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), SALOMON SMITH BARNEY INC., as Syndication Agent (in such capacity, the "Syndication Agent"), and THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders.

                The Borrower has requested the Lenders to extend credit to the Borrower to enable it to borrow on a revolving credit basis on and after the Closing Date and at any time and from time to time prior to the Revolving Maturity Date (as herein defined) a principal amount not in excess of $2,000,000,000 at any time outstanding. The proceeds of such borrowings are to be used for capital expenditures, refunding of debt, support for commercial paper and general corporate purposes, including working capital of the Borrower and its Subsidiaries. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

                Accordingly, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                   ARTICLE I

                                   Definitions

                SECTION 1.01. Defined Terms. As used in this Agreement the following terms shall have the meanings specified below:

                "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                "Administrative Agent" shall mean The Chase Manhattan Bank, together with its affiliates, as an arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                "Administrative Fees" shall have the meaning assigned to such term in Section 2.05(b).

                "Administrative Questionnaire" shall mean an administrative questionnaire in a form approved by the Administrative Agent.

                "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

                "Agere" shall mean Agere Systems Inc., a Delaware corporation.

                "Agere Assumable Credit Agreement" shall mean the $2,500,000,000 Credit Agreement to be entered into among Agere, Lucent, the lenders party thereto and The Chase Manhattan Bank, as administrative agent.

                "Agere Distribution" shall mean the distribution to the Borrower's securityholders of all of the common stock of Agere held by the Borrower after the Agere IPO.

                "Agere IPO" shall mean the consummation of an initial public offering of the common stock of Agere.

                "Agere IPO Exchange Proceeds" shall mean the principal amount of Indebtedness of the Borrower exchanged for common stock of Agere in connection with the Agere IPO. The Agere IPO Exchange Proceeds shall be deemed to be received on the date of such exchange.

                "Agere Stock Release" shall have the meaning set forth in
Section 9.13(b).

                "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City, each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. For purposes hereof, "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                "Applicable Percentage" shall mean, on any date, the per annum rate applicable on such date, as determined pursuant to the table set forth below.

-----------------------------------------------------------------------------------------------------------------
                                Level I                Level II               Level III              Level IV
-----------------------------------------------------------------------------------------------------------------
                           Baa2/BBB or better          Baa3/BBB-               Ba1/BB+            Ba2/BB or less
-----------------------------------------------------------------------------------------------------------------
Facility Fee Rate                0.25%                  0.375%                  0.50%                 0.625%
-----------------------------------------------------------------------------------------------------------------
Eurodollar Loans                 1.50%                  1.625%                  2.00%                 2.375%
-----------------------------------------------------------------------------------------------------------------
ABR Loans                        0.50%                  0.625%                  1.00%                 1.375%
-----------------------------------------------------------------------------------------------------------------


                The Applicable Percentage shall be based upon the Borrower Debt Ratings most recently notified to the Administrative Agent by the Borrower, provided that until the date that is six months after the Closing Date, Level II shall be deemed to be in effect at any time when Level I would otherwise be in effect. In the event that (a) the Borrower Debt Ratings fall within different consecutive Levels, the higher-numbered Level shall apply, (b) the Borrower Debt Ratings fall within different Levels, and the higher numbered Level is more than one numbered Level higher than the lower numbered Level, then the next higher numbered Level from that of the lower numbered Level shall apply, (c) the Borrower Debt Rating of only one of the Rating Agencies is available, then the Level determined by such Rating Agency shall apply and (d) a Borrower Debt Rating is available from neither of the Rating Agencies, then Level IV shall apply.

                "Asset Sale" shall mean any Disposition of property or series of related Dispositions of property that yields Net Cash Proceeds to the Borrower or any of its Subsidiaries in excess of $50,000,000, excluding (a) any Disposition of inventory (including Dispositions of products built or purchased for resale) in the ordinary course of business, (b) any Disposition of property described on Schedule 1.01C, (c) Vendor Financing Dispositions, (d) any Disposition of property consummated by a Foreign Subsidiary to the extent the Net Cash Proceeds thereof cannot be dividended or otherwise distributed to the Borrower or a Domestic Subsidiary without resulting in material adverse tax consequences to the Borrower or any of its Subsidiaries (except to the extent such Net Cash Proceeds are in fact so dividended), (e) any Disposition of property consummated by an Excluded Subsidiary to the extent the Net Cash Proceeds thereof cannot be dividended or otherwise distributed to the Borrower or a Domestic Subsidiary that is not an Excluded Subsidiary and (f) any Disposition of property by the Borrower or any Subsidiary to the Borrower or any Subsidiary.

                "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit A.

                "Attributable Debt" shall mean, as of the date of its determination, the present value (discounted semiannually at an interest rate implicit in the terms of the lease) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales); provided, however, that in the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, Attributable Debt shall mean the lesser of the present value of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

                "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                "Borrower Debt Rating" shall mean any rating by a Rating Agency with respect to the senior unsecured non-credit enhanced long-term debt of the Borrower.

                "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

                "Borrowing Request" shall mean a request made pursuant to
Section 2.03 in the form of Exhibit B.

                "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                "Capital Markets Event" shall mean the issuance or incurrence by the Borrower or any of its Subsidiaries of (a) any Capital Stock, (b) any Indebtedness for borrowed money, in respect of (1) debt securities issued in a public offering or a private placement or (2) syndicated lines of credit or other credit facilities or (c) Indebtedness pursuant to any receivables securitization or CMO Transaction, but excluding (i) the Agere IPO and the Agere IPO Exchange Proceeds, (ii) issuances of Capital Stock of the Borrower pursuant to any compensation plan for directors, employees or consultants of the Borrower and its Subsidiaries, (iii) refinancings of Indebtedness maturing within one year from the date of the refinancing (regardless of whether the refinancing occurs before or after the maturity date of the Indebtedness refinanced), (iv) commercial paper and other Short-Term Indebtedness (other than Short-Term Indebtedness under a syndicated line of credit or other credit facility), (v) Indebtedness under the Lucent Credit Agreements, (vi) working capital facilities entered into by Foreign Subsidiaries of the Borrower, (vii) any transaction described in clause (a), (b) or (c) above consummated by a Foreign Subsidiary to the extent the Net Cash Proceeds thereof cannot be dividended or otherwise distributed to the Borrower or a Domestic Subsidiary without resulting in material adverse tax consequences to the Borrower or any of its Subsidiaries (except to the extent such Net Cash Proceeds are in fact so dividended), (viii) any transaction described in clause (a), (b) or (c) above consummated by an Excluded Subsidiary to the extent the Net Cash Proceeds thereof cannot be dividended or otherwise distributed to the Borrower or a Domestic Subsidiary that is not an Excluded Subsidiary, (ix) any CMO Transaction to the extent involving property described on Schedule 1.01C and (x) intercompany issuances of Capital Stock to the Borrower or any Subsidiary and intercompany Indebtedness incurred pursuant to loans made by the Borrower or any Subsidiary.

                "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                "Cash Collateral Release Proceeds" shall mean the amount of any deposit in the cash collateral account referred to in Section 2.10(c) released to the Borrower upon the assumption by Agere pursuant to the Agere Assumable Credit Agreement of the obligations of the Borrower under the Lucent Assumable Credit Agreement as contemplated in Section 2.10(c)(y).

                "Change in Control" shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any "person" or "group" (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor
(ii) appointed by directors so nominated.

                "Closing Date" shall mean February 22, 2001.

                "CMO Transaction" shall mean any financing arrangement involving the issuance of securities supported by Liens (or Indebtedness secured by Liens) on real estate owned by the Borrower or any Subsidiary.

                "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                "Collateral" shall mean all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                "Collateral Agent" shall mean The Chase Manhattan Bank, in its capacity as Collateral Agent under the Security Documents and the Collateral Sharing Agreement.

                "Collateral Sharing Agreement" shall mean the Collateral Sharing Agreement to be executed and delivered by the Collateral Agent and the Borrower, substantially in the form of Exhibit C.

                "Commitment" shall mean, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on
Schedule 1.01A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated February 2001 and furnished to certain Lenders.

                "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of Agere and its Subsidiaries and
(b) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries.

                "Consolidated Net Worth" shall mean, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date, determined without giving effect to any changes therein that result from (a) the Agere IPO, (b) the reclassification of Agere as a discontinued operation, (c) the Agere Distribution, (d) the after-tax effects of the first $4,000,000,000 of pre-tax business restructuring charges taken after the Closing Date, (e) additional charges, reserves or write-downs taken after the Closing Date in connection with any vendor financing (including any loss on any Vendor Financing Disposition in respect of such vendor financing) to the extent that the total charges, reserves, write-downs and losses with respect to such vendor financing exceed 125% of the Original Vendor Financing Reserve Percentage for such vendor financing (or, if such Original Vendor Financing Reserve Percentage is less than 25%, such Original Vendor Financing Reserve Percentage plus 6.25%), (f) sales of assets outside of the ordinary course of business or (g) currency translation effects or the effects of compliance with FAS 133.

                "Consolidated Operating EBITDA" shall mean, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense (net of any tax adjustments),
(b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) charges relating to purchased in-process research and development, (f) the after-tax effects of the first $4,000,000,000 of pre-tax business restructuring charges taken after the Closing Date, (g) additional charges taken after the Closing Date in connection with vendor financings and Vendor Financing Dispositions, (h) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), and (i) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

                "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting shares, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                "Current Asset Ratio" shall mean, on any date of determination, the ratio of (a) the sum of cash, Permitted Investments, receivables and inventories of the Borrower and its Subsidiaries (other than Agere and its Subsidiaries) that would, in conformity with GAAP, appear on a consolidated balance sheet of the Borrower on such date to (b) the sum of (i) the aggregate amount of the Lucent Commitments as of such date and (ii) the aggregate amount of the External Sharing Debt (other than External Sharing Debt of the type described in clause (a) of the definition of "External Specified Debt") as of such date.

                "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                "Disposition" shall mean, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose", and "Disposed of" shall have correlative meanings.

                "dollars" or "$" shall mean lawful money of the United States of America.

                "Domestic Subsidiary" shall mean any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based, upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan (unless such liability is promptly satisfied or otherwise discharged); or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability (unless such liability is promptly satisfied or otherwise discharged) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of
Article II.

                "Event of Default" shall have the meaning assigned to such term in Article VII.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                "Excluded Subsidiary" shall mean any Non-Wholly Owned Subsidiary that is described on Schedule 1.01D.

                "External Non-Specified Basket" shall mean $250,000,000.

                "External Non-Specified Sharing Debt" shall mean External Sharing Debt not constituting External Specified Debt.

                "External Sharing Basket" shall mean $3,500,000,000.

                "External Sharing Basket Debt" shall mean all External Sharing Debt that is External Specified Debt of the type described in clause (b) or (c) of the definition thereof.

                "External Sharing Debt" shall mean all Indebtedness or other obligations (other than Indebtedness and other obligations under any Lucent Credit Agreement) secured by a Lien on the Collateral pursuant to the Security Documents. For the purpose of determining the amount of External Sharing Debt under any line of credit or other credit facility (whether pursuant to the definition of "Current Asset Ratio", Section 6.12 or otherwise), the full amount thereof shall be deemed to have been utilized. Only External Specified Debt and External Non-Specified Sharing Debt shall be entitled to constitute External Sharing Debt.

                "External Specified Debt" shall mean obligations of the Borrower or any of its Subsidiaries under or in respect of (including pursuant to Guarantees or other credit support): (a) letter of credit facilities, surety bonds, Hedging Agreements, commercial credit card programs and cash management arrangements in each case entered into in the ordinary course of business, (b) lines of credit or other credit facilities entered into by Foreign Subsidiaries,
(c) Indebtedness of customers of the Borrower and its Subsidiaries (or Affiliates of such customers) in respect of vendor financings (to the extent such Indebtedness is subject to securitizations or held by third parties), (d) the synthetic lease transactions totaling $101,818,080 arranged by The Bank of Nova Scotia and The Sumitomo Bank Leasing and Finance, Inc. related to commercial property in Aurora, Colorado and Alameda, California, (e) the Master Participation Agreement, dated as of December 29, 2000, between the Borrower and General Electric Capital Corporation, pursuant to which, the Borrower sold, with full recourse, $500,000,000 of participation interests in certain vendor financing loans which were held by the Borrower, (f) the Participation Agreement, dated as of September 27, 2000, among the Borrower, as sponsor and servicer, Insured Special Purpose Trust, KED Funding LLC, Insured Asset Funding LLC, the investors party thereto, the APA purchasers party thereto, Citicorp North America, Inc., as program agent, Citibank, N.A., as agent and collateral agent, and Global Securitization Services, LLC, as administrator, pursuant to which, the Borrower established a program whereby it would sell vendor financings to an "Insured Special Purpose Trust" with limited recourse and the other documents entered into in connection therewith, and (g) up to Euro 600,000,000 in respect of the vendor financing arrangements for MARABU covering the cost of the equipment and services for the buildout of a "3G" wireless network in the Federal Republic of Germany, as well as certain other costs.

                "Facility Fees" shall have the meaning assigned to such term in
Section 2.05(a).

                "Fees" shall mean, collectively, the Facility Fee and the Administrative Fees.

                "Financial Officer" of any corporation shall mean the Chief Financial Officer, principal accounting officer, Treasurer or Assistant Treasurer of such corporation.

                "Foreign Material Subsidiary" shall mean any Foreign Subsidiary that is a Material Subsidiary.

                "Foreign Subsidiary" shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

                "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or
(d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                "Guarantee and Collateral Agreement" shall mean the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit D.

                "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                "Hedging Agreement" shall mean (a) any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and (b) any hedging agreement in respect of the Borrower's common stock entered into in order to hedge the Borrower's exposure under its stock option plans or other benefit plans for employees, directors or consultants of the Borrower and its Subsidiaries.

                "Indebtedness" of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                "Indenture" shall mean the Indenture, dated as of April 1, 1996, between the Borrower and The Bank of New York, as Trustee.

                "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Loan had successive

Interest Periods of three months' duration been in effect with respect thereto and, in addition, the date of any conversion of such Loan to a Loan of a different Type.

                "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Maturity Date or the Term-out Maturity Date (as applicable), and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.04 or repaid or prepaid in accordance with Section 2.06 or 2.11; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                "Investments" shall have the meaning set forth in Section 6.05.

                "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                "Loan" shall have the meaning given such term in Section 2.01.

                "Loan Documents" shall mean this Agreement, the Security Documents and the Collateral Sharing Agreement.

                "Loan Parties" shall mean the Borrower and each Subsidiary Guarantor.

                "Lucent Assumable Credit Agreement" shall mean the $2,500,000,000 Credit Agreement to be entered into among the Borrower, the lenders party thereto and The Chase Manhattan Bank, as administrative agent. The Lucent Assumable Credit Agreement will be terminated upon the assumption by Agere of "Loans" made thereunder pursuant to the Agere Assumable Credit Agreement.

                "Lucent Commitments" shall mean, on any date of determination, the Commitments hereunder and the "Commitments" under and as defined in each of the Lucent Assumable Credit Agreement and the Lucent Five-Year Credit Agreement.

                "Lucent Credit Agreements" shall mean the collective reference to this Agreement, the Lucent Assumable Credit Agreement and the Lucent Five-Year Credit Agreement.

                "Lucent Five Year Credit Agreement" shall mean the $2,000,000,000 Amended and Restated Credit Agreement dated as of the Closing Date among the Borrower, the lenders party thereto and The Chase Manhattan Bank, as administrative agent.

                "Lucent Lender" shall mean any Person that is a Lender or is a "Lender" under and as defined in either the Lucent Assumable Credit Agreement or the Lucent Five-Year Credit Agreement

                "MARABU" shall mean MARABU Vermogensverwaltung GmbH, a company domiciled in the Federal Republic of Germany.

                "Margin Regulations" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

                "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole. It is understood that a change in the Borrower Debt Ratings or other credit ratings by any rating agency shall not, in and of itself, constitute a Material Adverse Effect.

                "Material Domestic Subsidiary" shall mean any Domestic Subsidiary that is a Material Subsidiary.

                "Material Foreign Subsidiary" shall mean any Foreign Subsidiary that is a Material Subsidiary.

                "Material Indebtedness" shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                "Material Subsidiary" shall mean any Subsidiary of the Borrower, the assets or revenues of which are, at the time of determination, equal to or greater than one percent of the consolidated assets or consolidated revenues, respectively, of the Borrower and its Subsidiaries at such time (determined, in the case of revenues, in respect of the most recent period of four consecutive fiscal quarters of the Borrower for which the relevant financial information is available). Such determinations shall, where applicable, be made excluding intercompany receivables and revenues that would be eliminated upon consolidation in accordance with GAAP.

                "Moody's" shall mean Moody's Investors Service, Inc.

                "Mortgaged Properties" shall mean the real properties listed on
Schedule 1.01B, as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

                "Mortgages" shall mean each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

                "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                "Net Cash Proceeds" shall mean (a) in connection with any Asset Sale, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by the Borrower or any of its Subsidiaries, net of reasonable attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder (other than any Lien pursuant to a Security Document) on any asset that is the subject of such Asset Sale, amounts required to be applied pursuant to any mandatory prepayment provisions in effect on the Closing Date (other than under the Lucent Credit Agreements) as a result of such Asset Sale and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any Capital Markets Event, the cash proceeds received by the Borrower or any of its Subsidiaries from such issuance or incurrence, net of reasonable attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith; provided that any amounts described above received by Agere or any of its Subsidiaries after the Agere IPO shall be excluded from "Net Cash Proceeds". To the extent that any net amounts described above are received by a Non-Wholly Owned Subsidiary, only a percentage thereof equal to the Borrower's direct or indirect percentage ownership interest in such Subsidiary (or such greater amount as shall have been actually dividended or otherwise distributed to the Borrower or a Wholly Owned Subsidiary) shall constitute "Net Cash Proceeds".

                "Non-Wholly Owned Subsidiary" shall mean any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary.

                "Obligations" shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                "Original Vendor Financing Reserve Percentage" shall mean, with respect to any vendor financing, the percentage that the total charges, reserves and write-downs taken, or proposed to be taken, as of the Closing Date for such vendor financing or the commitment with respect thereto (or, in the case of vendor financing the commitment for which is established after the Closing Date, the reserves and write-downs proposed to be taken as of the date of such establishment) represents of the amount of such vendor financing.

                "Other Facility Obligations" shall mean "Obligations" under and as defined in either the Lucent Five-Year Credit Agreement or the Lucent Assumable Credit Agreement.

                "Permitted Encumbrances" shall mean:

                (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.06;

                (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;

                (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                (d) deposits of cash or Permitted Investments to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

                (f)     unexercised bankers' Liens;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                "Permitted Investments" shall mean:

                (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                (e) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody's or carries an equivalent rating from a comparable foreign rating agency or (ii) investments of the type and maturity described in clauses (b) through (d) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; and

                (f) investments made in compliance with the "Lucent Technologies Domestic Investment Guidelines", dated December 5, 1996, and the supplement thereto with respect to investments outside the United States of America, substantially as in effect on the Closing Date.

                "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                "Qualified Non-Operating Proceeds" shall mean (a) the Agere IPO Exchange Proceeds, (b) the aggregate Net Cash Proceeds received after the Closing Date by the Borrower and its Subsidiaries (i) pursuant to receivables securitizations after the aggregate Net Cash Proceeds from receivables securitizations consummated after the Closing Date exceeds $750,000,000, (ii) pursuant to Sale and Leaseback Transactions or CMO Transactions after the aggregate Net Cash Proceeds from Sale and Leaseback Transactions and CMO Transactions consummated after the Closing Date exceeds $750,000,000 or (iii) pursuant to Asset Sales not constituting Sale and Leaseback Transactions and (c) the aggregate Net Cash Proceeds received after the Closing Date by the Borrower pursuant to private placements of Capital Stock of the Borrower.

                "Rating Agencies" shall mean S&P and Moody's.

                "Register" shall have the meaning given such term in Section 9.04(d).

                "Required Lenders" shall mean, at any time, Lenders having Loans and unused Commitments representing at least 51 % of the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of the unused Commitments.

                "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower or any Subsidiary.

                "Revolving Maturity Date" shall mean February 21, 2002.

                "Sale and Leaseback Transaction" shall mean any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of any property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person, other than (a) leases between the Borrower and a Subsidiary or between Subsidiaries of the Borrower and (b) leases of property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement of such property, or the commencement of commercial operation of such property.

                "S&P" shall mean Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                "SEC" shall mean the Securities and Exchange Commission.

                "Secured Parties" shall mean the collective reference to the Lucent Lenders and the holders of the External Sharing Debt.

                "Security Documents" shall mean the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Collateral Agent or the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party pursuant to the Lucent Credit Agreements, the External Sharing Debt or any Guarantee in respect thereof.

                "Short-Term Indebtedness" shall mean any Indebtedness of any Person (other than under any line of credit or other credit facility) that matures within one year from the date of its creation and is not renewable or extendible at the option of such Person (other than pursuant to an extension option contained in extendible commercial notes or other notes issued in lieu of commercial paper).

                "Subsidiary" shall mean any corporation, a majority of the Voting Shares of which are at the time owned or controlled, directly or indirectly, by the Borrower or by one or more Subsidiaries of the Borrower, excluding any such Person that (a) would not constitute a consolidated subsidiary of the Borrower in accordance with GAAP and (b) is not Controlled (directly or indirectly) by the Borrower. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. On and after the date of the Agere IPO, Agere and its Subsidiaries shall be deemed not to constitute Subsidiaries of the Borrower for the purposes of Articles III, V and VI.

                "Subsidiary Guarantors" shall mean each Wholly Owned Material Domestic Subsidiary other than Agere and its Subsidiaries, provided, that if the Agere IPO does not occur on or prior to April 30, 2001, Agere and its Wholly Owned Material Domestic Subsidiaries shall become Guarantors as provided in
Section 5.11(c).

                "Synthetic Purchase Agreement" shall mean any agreement pursuant to which the Borrower or any of its Subsidiaries is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than the Borrower or a Subsidiary of any Capital Stock of the Borrower or any Subsidiary or any Indebtedness for borrowed money of the Borrower or any Subsidiary issued in a public offering or private placement or
(b) any payment the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided, that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or any Subsidiary (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

                "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                "Term-Out Maturity Date" shall mean February 26, 2003.

                "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

                "Transactions" shall have the meaning assigned to such term in
Section 3.02.

                "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate and the Alternate Base Rate.

                "USD Equivalent" shall mean with respect to an amount in any currency other than dollars on any date, the amount of dollars that may be purchased with such amount of other currency at the Exchange Rate in effect on such date. As used in this definition, "Exchange Rate" means, at any date of determination thereof with respect to any currency, the spot rate of exchange for the conversion of such currency into dollars determined by reference to such rate publishing service as is customarily utilized by the Administrative Agent for such purpose. Any such determination of the Exchange Rate shall be conclusive absent manifest error.

                "Vendor Financing Dispositions" shall mean Dispositions of Indebtedness owing to the Borrower or any of its Subsidiaries consisting of loans made pursuant to vendor financings.

                "Voting Shares" shall mean, as to shares of a particular corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

                "Wholly Owned Material Domestic Subsidiary" shall mean any Wholly Owned Subsidiary of the Borrower that is a Domestic Subsidiary and a Material Subsidiary.

                "Wholly Owned Subsidiary" shall mean, as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                SECTION 1.02. Terms Generally. For the purposes of this Agreement and the other Loan Documents, (a) the definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined;
(b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (c) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (d) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights and (e) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

                SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

                SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make loans ("Loans") to the Borrower, at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment. Such Commitments may be terminated or reduced from time to time pursuant to Section 2.10.

                Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Loans hereunder, on and after the Closing Date and until the Revolving Maturity Date, subject to the terms, conditions and limitations set forth herein.

                SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $10,000,000 and not less than $20,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

                (b) Each Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03. Borrowings of more than one Type may be outstanding at the same time, provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 10 separate Borrowings comprised of Eurodollar Loans being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                (c) Subject to Section 2.04, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Loans shall be made by the Lenders pro rata, in accordance with Section 2.15. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof, and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto, which shall not end after the Revolving Maturity Date (or, if the Borrower has made the election referred to in Section 2.06(a), the Term-Out Maturity Date). If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any other provision of this Agreement to the contrary, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect to such Borrowing would end after the Revolving Maturity Date. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

                SECTION 2.04. Conversion and Continuation of Loans. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurodollar Borrowing into an ABR Borrowing, (ii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (iii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period, with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                (a) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of the Borrowing converted or continued shall be an integral multiple of $10,000,000 and not less than $20,000,000;

                (b) accrued interest on a Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                (c) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.14;

                (d) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                (e) any portion of a Eurodollar Borrowing which cannot be continued as a Eurodollar Borrowing by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such Eurodollar Borrowing into an ABR Borrowing;

                (f) no Interest Period may be selected for any Eurodollar Borrowing that would end later than the Revolving Maturity Date or the Term-Out Maturity Date; and

                (g) at the request of the Required Lenders to the Administrative Agent, no Borrowing shall be continued as or converted into a Eurodollar Borrowing at any time when an Event of Default has occurred and is continuing and, upon such request, each Eurodollar Borrowing shall be converted into an ABR Borrowing at the end of the Interest Period applicable thereto.

                Each notice of the Borrower pursuant to this Section 2.04 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests to be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.04 to convert or continue any Borrowing, such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted or continued into a new Interest Period as an ABR Borrowing.

                SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on March 31, 2001) and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee equal to the Applicable Percentage per annum in effect from time to time on the average daily amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the date of this Agreement, or ending with the Revolving Maturity Date or any date on which the Commitment of such Lender shall be terminated). In addition, if the Term-Out Maturity Date is selected by the Borrower, the Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on March 31, 2002) and on the date on which the Loans made by such Lender shall have been paid in full, a facility fee (together with the facility fee referred to in the preceding sentence, the "Facility Fee") equal to the Applicable Percentage per annum in effect from time to time on the average daily outstanding principal amount of the Loans held by such Lender during the preceding quarter (or other period commencing on the Revolving Maturity Date, or ending with the Term-Out Maturity Date or any date on which the Loans made by such Lender shall have been paid in full). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement, and shall cease to accrue on the earlier of the Revolving Maturity Date (or, if applicable, the Term-Out Maturity Date) and the termination of the Commitment of such Lender as provided herein (or, if applicable, the payment in full of the Loans made by such Lender).

                (b) The Borrower agrees to pay the Administrative Agent, for its own account the administrative and other fees (the "Administrative Fees") at the times and in the amounts separately agreed upon between the Borrower and the Administrative Agent.

                (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

                SECTION 2.06. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby agrees that the outstanding principal balance of each Loan shall be payable on the Revolving Maturity Date, provided, that the Borrower may, upon written notice to the Administrative Agent given at least three Business Days prior to the Revolving Maturity Date and so long as no Event of Default shall have occurred and be continuing on the Revolving Maturity Date and the representations and warranties set forth in Article III hereof (other than Sections 3.05(b) and 3.07) shall be true and correct on the Revolving Maturity Date in all material respects, extend the date upon which the principal amount of the Loans of the Lenders outstanding as of the Revolving Maturity Date will be due and payable to the Term-Out Maturity Date. If the Borrower gives notice to the Administrative Agent in accordance with the preceding proviso, the Borrower hereby agrees that the outstanding principal balance of each Loan outstanding on the Revolving Maturity Date shall be payable on the Term-Out Maturity Date.

                (b) Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.07.

                (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid such lending office of such Lender from time to time under this Agreement.

                (d) The Administrative Agent shall maintain the Register pursuant to Section 9.04(d), and a subaccount for each Lender, in which Register and accounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                (e) The entries made in the Register and accounts maintained pursuant to paragraph (c) and (d) of this Section 2.06 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made to the Borrower by such Lender in accordance with their terms.

                SECTION 2.07. Interest on Loans. (a) Subject to the provisions of Section 2.08, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage from time to time in effect.

                (b) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for periods during which the Alternate Base Rate is determined by reference to the Federal Funds Effective Rate) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage from time to time in effect.

                (c) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined in good faith by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                SECTION 2.08. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to 2% above the rate otherwise applicable to ABR Loans.

                SECTION 2.09. Alternate Rate of Interest. In the event and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined in good faith (a) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (b) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clauses
(a) or (b) above, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing shall be deemed to be a request for an ABR Borrowing. In the event a Lender notifies the Administrative Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining its Eurodollar Loan during such Interest Period, the Administrative Agent shall notify the Borrower of such notice and until the Lender shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, (i) such Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefore, convert into an ABR Loan,
(ii) any request by the Borrower for a Eurodollar Borrowing shall be deemed a request for an ABR Borrowing for the same Interest Period with respect to such Lender and (iii) the obligation of such Lender to make, or to convert, Loans into Eurodollar Loans shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that such circumstances no longer exist. Each determination by the Administrative Agent hereunder shall be in good faith and conclusive absent manifest error.


                SECTION 2.10. Optional and Mandatory Termination and Reduction of Commitments. (a) The Commitments shall be automatically terminated on the Revolving Maturity Date (whether or not the Term-Out Maturity Date is selected by the Borrower).

                (b) Upon at least three Business Days' prior irrevocable telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that each partial reduction of the Total Commitment shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $20,000,000.

                (c) No later than the date that is three Business Days after the receipt of any Net Cash Proceeds from any Capital Markets Event or Asset Sale, the receipt of up to $2,500,000,000 of Agere IPO Exchange Proceeds or the receipt of any Cash Collateral Release Proceeds (any such Net Cash Proceeds, Agere IPO Exchange Proceeds or Cash Collateral Release Proceeds, "Prepayment Proceeds"), the (i) Total Commitment and (ii) from and after the "Closing Date" under the Lucent Assumable Credit Agreement until the consummation of the Agere IPO, the "Total Exposure" under the Lucent Assumable Credit Agreement shall automatically be permanently and ratably reduced by an amount equal to such Prepayment Proceeds (excluding an aggregate amount utilized between this Agreement and the Lucent Assumable Credit Agreement of (i) up to $750,000,000 of Net Cash Proceeds from receivables securitizations, (ii) up to $750,000,000 of Net Cash Proceeds from Sale and Leaseback Transactions and CMO Transactions and
(iii) an amount of other Net Cash Proceeds from Capital Markets Events up to an amount equal to the aggregate principal amount of the Borrower's 6.90% Notes due July 15, 2001 retired in connection with the transaction described in the definition of "Agere IPO Exchange Proceeds"); provided, that the Total Commitment and the "Total Exposure" under the Lucent Assumable Credit Agreement shall not be so reduced by the amount of such Prepayment Proceeds received on or after the date of the Agere IPO to the extent that (x) such Prepayment Proceeds constitute Qualified Non-Operating Proceeds or Cash Collateral Release Proceeds and (y) the aggregate amount of Qualified Non-Operating Proceeds and Cash Collateral Release Proceeds (including such Prepayment Proceeds) received on or after the date of the Agere IPO does not exceed $2,500,000,000. Notwithstanding the foregoing, so long as no Default or Event of Default is in existence, if the amount of Prepayment Proceeds required to be applied between this Agreement and the Lucent Assumable Credit Agreement as described above on a particular date is less than $20,000,000, such application may, at the option of the Borrower, be deferred until the next succeeding date on which the aggregate amount of Prepayment Proceeds required to be applied as described above (including any deferred amounts) equals at least $20,000,000. At the option of the Borrower, the portion of any Net Cash Proceeds received from any Capital Markets Event or Asset Sale that is to reduce the "Total Exposure" under the Lucent Assumable Credit Agreement as provided above may, in lieu of being used to reduce such "Total Exposure", be deposited in a cash collateral account to secure the obligations of the Borrower under the Lucent Assumable Credit Agreement, with such deposit (and any earnings thereon) to be released to the Borrower (x) upon the Borrower optionally reducing such "Total Exposure" by an amount equal to such deposit or (y) upon the assumption by Agere pursuant to the Agere Assumable Credit Agreement of the obligations of the Borrower under the Lucent Assumable Credit Agreement. Any such collateral account shall be established with the "Administrative Agent" under the Lucent Assumable Credit Agreement pursuant to a cash collateral agreement reasonably satisfactory to such "Administrative Agent."

                (d) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Commitments, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

                SECTION 2.11. Optional and Mandatory Repayment (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy notice) to the Administrative Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $10,000,000 and not less than $20,000,000. Each notice of prepayment from the Borrower shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein.

                (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.10, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the Total Commitment, after giving effect to such termination or reduction; provided, that this paragraph shall not apply to Loans outstanding on the Revolving Maturity Date if the maturity of the Loans has been extended to the Term-Out Maturity Date.

                (c) In the event that the Term-Out Maturity Date is selected, from and after the Revolving Maturity Date amounts described in Section 2.10(c) that prior to the Revolving Maturity Date would have been applied to reduce the Total Commitment shall instead be required to be applied to prepay the Loans no later than the date that such reduction would have been required.

                (d) All prepayments under this Section 2.11 shall be subject to
Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                SECTION 2.12. Reserve Requirements, Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by any Lender, or shall result in the imposition on such Lender or the London interbank market any other condition affecting this Agreement, such Lender's Commitment or any Eurodollar Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the Closing Date pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the Closing Date of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any

Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines.

                (c) A certificate of the Lender setting forth such amount or amounts (including computation of such amount or amounts) as shall be necessary to compensate the Lender or its holding company as specified in paragraph (a) or
(b) above, as the case may be, shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. Unless the Borrower disagrees in good faith with the computation of the amount or amounts in such certificate, the Borrower shall pay to the Lender, within 10 Business Days after receipt by the Borrower of such certificate delivered by the Lender, the amount shown as due on any such certificate. If the Borrower, after receipt of any such certificate from the Lender, disagrees with the Lender on the computation of the amount or amounts owed to the Lender pursuant to paragraph (a) or (b) above, the Lender and the Borrower shall negotiate in good faith to promptly resolve such disagreement. In either case, however, the Lender shall have a duty to mitigate the damages that may arise as a consequence of paragraph (a) or (b) above to the extent that such mitigation will not, in the judgment of the Lender, entail any cost or disadvantage to the Lender that the Lender is not reimbursed or compensated for by the Borrower.

                (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period; provided that if any Lender fails to make such demand within 45 days after it obtains knowledge of the event giving rise to the demand such Lender shall, with respect to amounts payable pursuant to this Section 2.12 resulting from such event only be entitled to payment under this Section 2.12 for such costs incurred or reduction in amounts or return on capital from and after the date 45 days prior to the date that such Lender does make such demand. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by 30 days' (or such shorter period as shall be required in order to comply with applicable law) written notice to the Borrower and to the Administrative Agent, such Lender may:

                (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

                In the event any Lender shall exercise its rights under (i) or
(ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                (b) For purposes of this Section 2.13, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                SECTION 2.14. Indemnity. The Borrower shall indemnify each Lender against any out-of-pocket loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.04, (b) any payment, prepayment or conversion, or an assignment required under Section 2.19, of a Eurodollar Loan by the Borrower required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default by the Borrower in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default.

                In the case of a Eurodollar Loan, such out-of-pocket loss or expense shall be limited to an amount equal to the excess, if any, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (based on the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest that would be realized by the Lender in reemploying the funds so paid, prepaid, not borrowed, converted or continued for such period or Interest Period, as the case may be. This Section shall not apply to ABR Loans.

                A certificate of the Lender setting forth such amount or amounts (including the computation of such amount or amounts) as shall be necessary to compensate the Lender or its holding company for the out-of-pocket expenses defined herein shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. If the Borrower, after receipt of any such certificate from the Lender, disagrees in good faith with the Lender on the computation of the amount or amounts owed to the Lender pursuant to this Section 2.14, the Lender and the Borrower shall negotiate in good faith to promptly resolve such disagreement.

                Each Lender shall have a duty to mitigate the damages to such Lender that may arise as a consequence of clause (a), (b), (c) or (d) above to the extent that such mitigation will not in the judgment of such Lender, entail any cost or disadvantage to such Lender that such Lender is not reimbursed or compensated for by the Borrower.

                SECTION 2.15. Pro Rata Treatment. Except as required under Sections 2.09, 2.12, 2.13, 2.14, 2.18 and 2.19, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing or conversion of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                SECTION 2.16. Sharing of Setoff. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (excluding for the purpose of this Section 2.16, Section 2.09, Section 2.12,
Section 2.13, Section 2.14, Section 2.18 and Section 2.19), obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of the Loans of such Lender shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

                SECTION 2.17. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder, without setoff or counterclaim, from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds.

                (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                SECTION 2.18. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.17, free and clear of, and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision or taxing authority thereof, excluding taxes imposed on the Administrative Agent's or any Lender's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the

Administrative Agent or any Lender (or Transferee) by the United States or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender (or Transferee) or the Administrative Agent (as the case may
be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement imposed by the United States or any political subdivision or taxing authority thereof (hereinafter referred to as "Other Taxes").

                (c) The Borrower will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 2.18) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, with respect to the Borrower and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto (other than any such liability that results from the gross negligence or willful misconduct of the Lender (or Transferee) or Agent), whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If the Borrower or any Lender (or Transferee) or the Administrative Agent shall determine that Taxes or Other Taxes may not have been correctly or legally assessed by the relevant taxing authority or other Governmental Authority, and that a Lender (or Transferee) or the Administrative Agent may be entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the other party of the availability of such refund and such Lender (or Transferee) or the Administrative Agent shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Administrative Agent receives a refund or credit or offset against another tax liability in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Administrative Agent has received payment from the Borrower hereunder it shall promptly repay such refund or credit or offset against another tax liability (including any interest received by such Lender (or Transferee) or the Administrative Agent from the taxing authority with respect to the refund with respect to such Taxes or Other Taxes) to the Borrower, net of all out-of-pocket expenses of such Lender; provided that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return such refund or credit or offset against another tax liability (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund or credit or offset against another tax liability. For purposes of the preceding sentence, the Administrative Agent or any Lender shall determine in good faith and in its discretion the amount of any credit or offset against another tax liability and shall be under no obligation to make available to the Borrower any of its tax returns or any other information that it deems to be confidential.

                (d) As soon as practicable after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

                (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in Section 2.12, 2.14 and this Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                (f) Each Lender (or Transferee) which is organized outside the United States shall, prior to the due date of the first payment by the Borrower to such Lender (or Transferee) hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 8-BEN or Form 8-ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Each such Lender (or Transferee) that changes its funding office shall promptly notify the Borrower of such change and, upon written request from the Borrower, shall deliver any new certificates, documents or other evidence required pursuant to the preceding sentence prior to the immediately following due date of any payment by the Borrower hereunder. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, notwithstanding paragraph (a), the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or Transferee) organized under the laws of a jurisdiction outside the United States.

                (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of Taxes and Other Taxes pursuant to paragraphs (a), (b) and (c) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (f) above unless such Lender (or Transferee) is unable to comply with paragraph (f) because of (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date (and, in the case of a Transferee, after the date of assignment or transfer).

                (h) Any Lender (or Transferee) claiming any additional amounts payable under this Section 2.18 shall (i) to the extent legally able to do so, upon written request from the Borrower, file any certificate or document if such filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue, and the Borrower shall not be obligated to pay such additional amounts if, after the Borrower's request, any Lender (or Transferee) could have filed such certificate or document and failed to do so; or (ii) consistent with legal and regulatory restrictions, use reasonable efforts to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for or reduce the amount of any additional amounts which may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

                SECTION 2.19. Mandatory Assignment; Commitment Termination.
In the event any Lender delivers to the Administrative Agent or the Borrower, as appropriate, a certificate in accordance with Section 2.12(c) or a notice in accordance with Section 2.09 or 2.13, or the Borrower is required to pay any additional amounts or other payments in accordance with Section 2.18, the Borrower may, at its own expense, and in its sole discretion require such Lender to transfer and assign in whole or in part, without recourse (in accordance with Section 9.04), all or part of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (b) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder.

                                  ARTICLE III

                         Representations and Warranties

                The Borrower represents and warrants to each of the Lenders that:

                SECTION 3.01. Organization; Powers. The Borrower and each of its Material Domestic Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party and, in the case of the Borrower, to borrow funds hereunder.

                SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the Borrowings of the Borrower hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate actions and (b) will not
(i) violate (A) any provision of any Requirement of Law (including, without limitation, the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of the Borrower or any of its Subsidiaries (B) any order of any Governmental Authority or (C) any material Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such material Contractual Obligation or (iii) result in the creation or imposition of any lien upon any property or assets of the Borrower or any of its Subsidiaries (other than pursuant to the Security Documents).

                SECTION 3.03. Enforceability. Each Loan Document has been duly executed and delivered by each Loan Party party thereto and constitutes a valid and legally binding obligation of each such Loan Party enforceable against each such Loan Party in accordance with its terms.

                SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except as necessary to perfect Liens granted under the Security Documents.

                SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Administrative Agent and the Lenders copies of its consolidated financial statements as of and for the fiscal year ended September 30, 2000, as included in the Borrower's report on Form 10-K dated December 27, 2000, and for the quarter ended December 31, 2000, as included in the Borrower's report on Form 10-Q dated February 14, 2001. Such financial statements present fairly, in all material respects, the consolidated financial condition and the results of operations of the Borrower as of such dates in accordance with GAAP, subject, in the case of such statements for the quarter ended December 31, 2000, to year-end audit adjustments and the absence of footnotes. Neither the Borrower nor any of its Subsidiaries has any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that would be required to be reflected in the most recent financial statements referred to in this paragraph and are not so reflected.

                (b) Since December 31, 2000, there has been no material adverse change in the business, assets, operations, or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, except as described in the Confidential Information Memorandum. It is understood that a change in the Borrower Debt Ratings or other credit ratings by any rating agency shall not, in and of itself, constitute such a material adverse change.

                SECTION 3.06. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of the Borrower and its Subsidiaries, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Borrower and its Subsidiaries, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                SECTION 3.07. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (except as disclosed in the financial statements referred to in Section 3.05(a)) or (ii) that involve any Loan Document or the Transactions.

                (b) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                SECTION 3.08. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                SECTION 3.09. Federal Reserve Regulations. (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

                SECTION 3.10. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                SECTION 3.11. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                SECTION 3.12. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

                SECTION 3.13. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from either the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                SECTION 3.14. Subsidiaries. As of the Closing Date, (a) Schedule
3.14 sets forth the name and jurisdiction of incorporation of each Material Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock directly owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or rights granted to employees, directors or consultants and directors' qualifying shares) of any nature relating to any Capital Stock of any Material Subsidiary, except as created by the Security Documents.

                SECTION 3.15. Use of Proceeds. All proceeds of the Loans shall be used for capital expenditures, refunding of debt, support for commercial paper and general corporate purposes of the Borrower, including working capital.

                SECTION 3.16. No Material Misstatements. No report, financial statement or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender pursuant to the Confidential Information Memorandum or Section 3.05 or 5.02 hereof contains as of the Closing Date in the case of the Confidential Information Memorandum and Section 3.05, or will contain as of the date furnished in the case of Section 5.02, any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading; provided, that the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

                SECTION 3.17. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement that is a certificated security, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings and actions contemplated to be made or taken by the Guarantee and Collateral Agreement are made or taken, the Guarantee and Collateral Agreement shall constitute to the extent contemplated by the Guarantee and Collateral Agreement, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.03).

                (b) Each Mortgage that has been executed and delivered by a Loan Party is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the properties described therein and proceeds thereof, the property description included in each such Mortgage is complete and correct in all material respects and, when the Mortgages are filed in the offices specified on Schedule 3.17(b) (or, in the case of Mortgages delivered after the Closing Date, such filing offices as shall be notified by the Borrower to the Collateral Agent), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, except Liens permitted by Section 6.03. Schedule 1.01B lists each parcel of real property in the United States owned in fee simple by the Borrower or any Subsidiary as of the Closing Date that meets the criteria specified on said Schedule.

                                   ARTICLE IV

                              Conditions of Lending

                The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

                SECTION 4.01. All Borrowings. On the date of each Borrowing:

                (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

                (b) The representations and warranties set forth in the Loan Documents (other than, in the case of any Borrowing exclusively utilized to repay maturing commercial paper of the Borrower, Sections 3.05(b) and 3.07 of
Article III hereof) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                (c) The Borrower shall be in compliance with all the terms and provisions set forth in the Loan Documents in all material respects, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

                (d) Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

                SECTION 4.02. Initial Conditions. On or prior to the Closing
Date:

                (a) Credit Agreement, Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on
Schedule 1.01A, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor, (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party and (iv) the Collateral Sharing Agreement, executed and delivered by the Collateral Agent and the Borrower.

                (b) Approvals. All governmental and third party approvals necessary in connection with the Transactions shall have been obtained and be in full force and effect.

                (c) Lien Searches. The Administrative Agent shall have received the results of a recent Lien search in such the jurisdictions where assets of the Loan Parties are located as shall be requested by the Administrative Agent, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.03 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                (d) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

                (e) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments.

                (f) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                (i) the legal opinion of Cravath, Swaine & Moore, counsel to the Borrower, substantially in the form of Exhibit G-1; and

                (ii) the legal opinion of counsel to the Borrower, substantially in the form of Exhibit G-2.

                Each such legal opinion shall cover such other matters incident to the Transactions as the Administrative Agent may reasonably require.

                (g) Pledged Stock, Stock Powers, Pledged Notes. The Collateral Agent shall have received, to the extent required by the Guarantee and Collateral Agreement, (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                (h) Filing, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Guarantee and Collateral Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.03), shall be in proper form for filing, registration or recordation.

                (i) Insurance. The Collateral Agent shall have received insurance certificates satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement.

                (j) Other Credit Agreements. The Lucent Five-Year Credit Agreement shall concurrently become effective and commitments shall have been received by the Borrower for the full amount of the "Total Commitment" under the Lucent Assumable Credit Agreement.

                                    ARTICLE V

                              Affirmative Covenants

                The Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing:

                SECTION 5.01. Existence. The Borrower and each of its Material Domestic Subsidiaries will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04 or, in the case of Subsidiaries, to the extent necessary to facilitate intercompany reorganizations that do not materially adversely affect the interests of the Lenders.

                SECTION 5.02. Financial Statements, Reports, etc. The Borrower will furnish to the Administrative Agent and each Lender: (a) within 105 days after the end of each fiscal year, its consolidated balance sheets and the related statements of income and cash flows, showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by PricewaterhouseCoopers LLC or other independent auditors of recognized national standing and accompanied by an opinion of such auditors to the effect that such consolidated financial statements fairly present its financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied, except as noted therein;

                (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related statements of income and cash flows, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of such fiscal year, all certified by one of its Financial Officers as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied, subject to normal recurring accruals, except as noted therein;

                (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer certifying that no Event of Default or Default has occurred (including pursuant to the financial covenants contained in Section 6.01, as demonstrated in reasonable detail) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                (d) promptly after the same become publicly available, copies of all reports filed by it with the SEC (other than reports on Form 8-K which are filed solely for the purpose of filing exhibits), or any Governmental Authority succeeding to any of or all the functions of the SEC, or distributed to its shareholders, as the case may be;

                (e) as soon as available, and in any event no later than 30 days after the end of each fiscal quarter (i) a list of each item of External Sharing Debt outstanding on the last Business Day of such quarter including, where applicable, the outstanding amount thereof, (ii) a list of the Material Subsidiaries in existence on the last Business Day of such quarter and (iii) in the case of each fiscal quarter ending on or after June 30, 2001, updated versions of Schedules 4 and 5 to the Guarantee and Collateral Agreement;

                (f) on or about the first anniversary of the Closing Date, an updated version of Schedule 6 to the Guarantee and Collateral Agreement; and

                (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Reports and financial statements required to be delivered pursuant to paragraphs
(a), (b) and (d) of this Section 5.02 shall be deemed to have been delivered on the date on which the Borrower posts such reports, or reports containing such financial statements, on the Borrower's website on the Internet at www.lucent.com or when such reports, or reports containing such financial statements, are posted on the SEC's website at www.sec.gov; provided that the Borrower shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b) and (d) of this Section 5.02 to the Administrative Agent or any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender.

                SECTION 5.03. Maintaining Records. The Borrower will record, summarize and report all financial information in accordance with GAAP.

                SECTION 5.04. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice, of the following:

                (a) the occurrence of any Default;

                (b) any change in any Borrower Debt Rating;

                (c) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that has a reasonable possibility of being adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                (d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000,000; and

                (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                Each notice delivered under this Section (other than clause (b) above) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                SECTION 5.05. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section
6.04 or, in the case of Subsidiaries, undertaken in connection with Investments structured as mergers or consolidations or to facilitate intercompany reorganizations that do not materially adversely affect the interests of the Lenders.

                SECTION 5.06. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                SECTION 5.07. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                SECTION 5.08. Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and (after reasonable prior notice to the Borrower and subject to the Borrower's right to participate in such discussions) independent accountants, all at such reasonable times and as often as reasonably requested.

                SECTION 5.09. Compliance. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law (including Environmental Laws) and Contractual Obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                SECTION 5.10. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes set forth in Section 3.15.

                SECTION 5.11. Additional Subsidiary Guarantors and Collateral.
(a) With respect to any property acquired after the Closing Date by the Borrower or any Subsidiary Guarantor (other than (x) any real property or Capital Stock or (y) any property subject to a Lien expressly permitted by Section 6.03) as to which the Collateral Agent for the benefit of the Secured Parties, does not have a perfected Lien, the Borrower or such Subsidiary Guarantor, as applicable, will promptly (i) execute and deliver such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties, a security interest in such property and (ii) to the extent required by the Guarantee and

Collateral Agreement, take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property of the type contemplated by the Guarantee and Collateral Agreement, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                (b) With respect to any fee interest in any real property meeting the criteria specified in Schedule 1.01B acquired after the Closing Date by the Borrower or any Subsidiary Guarantor (other than any such real property subject to a Lien expressly permitted by Section 6.03), promptly (i) execute and deliver a Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to such Mortgage, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. In the event that Agere and its Subsidiaries become Subsidiary Guarantors pursuant to paragraph (c) below, Agere or the relevant other Subsidiary shall, with respect to all real property of the type described above, promptly take the actions described above.

                (c) With respect to any Domestic Subsidiary that becomes a Material Subsidiary after the Closing Date, promptly (i) execute and deliver such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) in the case of any Wholly Owned Subsidiary, cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to the extent required by the Guarantee and Collateral Agreement, to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary of the type contemplated by the Guarantee and Collateral Agreement, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit F, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. This paragraph shall not apply to Agere and its Subsidiaries unless the Agere IPO does not occur on or before April 30, 2001. If the Agere IPO does not occur by such date, Agere and its Subsidiaries falling within the relevant categories shall promptly take the actions described above (except that in no event shall Agere be required to grant a security interest in any proceeds of the Agere IPO or Permitted Investments made therewith).

                (d) With respect to any direct Subsidiary of any Loan Party that becomes a Material Foreign Subsidiary after the Closing Date, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party having the priority contemplated by the Guarantee and Collateral Agreement (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Collateral Agent's security interest therein, and (iii) if requested by the

Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                SECTION 5.12. Post-Closing Collateral Matters. Within 60 days after the Closing Date, the Borrower shall cause to be provided to the Collateral Agent (a) a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto and
(b) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to such Mortgages, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                                   ARTICLE VI

                               Negative Covenants

                The Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing:

                SECTION 6.01. Financial Covenants. (a) The Borrower shall not permit Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower to be less than $23,000,000,000.

                (b) The Borrower shall not permit Consolidated Operating EBITDA for any period set forth below to be less than the amount set forth below opposite such period:

Period                                              Minimum Consolidated EBITDA
------                                              ---------------------------
January 1, 2001 - March 31, 2001                    -$1,525,000,000
January 1, 2001 -June 30, 2001                      -$2,350,000,000
January 1, 2001 - September 30, 2001                -$2,350,000,000

July 1, 2001 - December 31, 2001                     $  335,000,000
July 1, 2001 - March 31, 2002                        $  775,000,000
July 1, 2001 - June 30, 2002                         $1,400,000,000

October 1, 2001 - September 30, 2002                 $2,200,000,000

January 1, 2002 - December 31, 2002                  $2,600,000,000

                (c) The Borrower shall not permit the Current Asset Ratio to be less than 1.75 to 1.0 as of the last day of (i) the last fiscal quarter of the Borrower preceding the Agere Stock Release for which the relevant financial information is available on the date of the Agere Stock Release and (ii) any subsequent fiscal quarter of the Borrower ending on or prior to the date of the Agere Distribution.

                SECTION 6.02. Indebtedness. The Borrower will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, create, incur, assume or permit to exist any Indebtedness, except:

                (a) Indebtedness created hereunder or under the Lucent Five-Year Credit Agreement, the Lucent Assumable Credit Agreement or the Agere Assumable Credit Agreement and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                (b) Indebtedness existing on the Closing Date and set forth in
Schedule 6.02 and extensions, renewals and replacements of any such Indebtedness that are consummated within one year of the final maturity thereof (whether before or after such final maturity) and that do not increase the outstanding principal amount thereof;

                (c) Indebtedness created under the Guarantee and Collateral Agreement;

                (d) (i) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary and (ii) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower (other than under the Indenture) or any other Subsidiary, provided that, in each case, the related Investment is permitted by
Section 6.05;

                (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, Indebtedness in respect of synthetic leases and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $750,000,000 at any time outstanding;

                (f) Indebtedness of any Person that becomes a Subsidiary after the Closing Date; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and extensions, renewals and replacements of any such Indebtedness that are incurred by such Subsidiary, that are consummated within one year of the final maturity thereof (whether before or after such final maturity) and that do not increase the outstanding principal amount thereof;

                (g) Attributable Debt and Indebtedness pursuant to CMO Transactions permitted by Section 6.10;

                (h) subject to compliance with Section 6.12, External Sharing Debt;

                (i) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit;

                (j) Indebtedness the issuance of which constitutes a Capital Markets Event;

                (k) commercial paper and other Short-Term Indebtedness of the Borrower or any Subsidiary;

                (l) Indebtedness constituting Guarantees permitted by Section 6.05(d) or (i);

                (m) Indebtedness incurred pursuant to working capital facilities entered into by Foreign Subsidiaries of the Borrower;

                (n) Obligations under take or pay or minimum purchase contracts to the extent constituting Guarantees of Indebtedness of the counterparty thereto; and

                (o) other Indebtedness incurred after the Closing Date in an aggregate principal amount not exceeding $400,000,000 at any time outstanding.

                SECTION 6.03. Liens. The Borrower will not, and will not permit any Domestic Subsidiary (other than any Excluded Subsidiary) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                (a) Permitted Encumbrances;

                (b) any judgment Lien in respect of a judgment for the payment of money, provided that at no time shall the aggregate liability in respect of all outstanding judgment Liens that have been outstanding for more than 60 consecutive days exceed $100,000,000;

                (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Closing Date and (in the case of any such Liens on any property owned by a Loan Party as of the Closing Date) set forth in Schedule 6.03; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary, or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof,

                (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.02, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

                (f) Liens incurred pursuant to Sale and Leaseback Transactions or CMO Transactions permitted by Section 6.10;

                (g) Liens incurred pursuant to securitizations constituting Capital Markets Events and related assignments and sales of any income or revenues, including accounts receivable and rights in respect thereof;

                (h) Liens created by the Security Documents; and

                (i) Liens securing Indebtedness or other obligations in an aggregate principal amount not exceeding $200,000,000 at any time outstanding.

                SECTION 6.04. Fundamental Changes. The Borrower will not merge into or consolidate with any other Person, or permit any other Person (other than a Subsidiary of the Borrower, so long as (a) the Borrower is the survivor thereof and (b) no Default or Event of Default shall be in existence after giving effect thereto) to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, or liquidate or dissolve.

                SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger or pursuant to consideration received in connection with a Disposition of assets) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, "Investments"), except:

                (a) Permitted Investments;

                (b) Investments in existence on the Closing Date;

                (c) intercompany Investments made in the ordinary course of business by the Borrower or any Subsidiary in the Borrower or any Subsidiary;

                (d) vendor financings and related securitizations and Guarantees in respect thereof entered into in the ordinary course of business (i) pursuant to commitments in effect on September 30, 2000, (ii) pursuant to the vendor financing arrangements for an amount of up to Euro 2,200,000,000 to MARABU covering the cost of the equipment and services for the buildout of a "3G" wireless network in the Federal Republic of Germany, as well as certain other costs or (iii) pursuant to commitments issued on or after October 1, 2000, provided that, (x) in the case of this clause (iii), the aggregate amount of commitments issued by the Borrower and its Subsidiaries pursuant to which such Investments are made does not exceed (1) $3,000,000,000 in each of the fiscal year ending September 30, 2001 and the fiscal year ending September 30, 2002 or
(2) $1,500,000,000 for the period from October 1, 2002 through February 26, 2003 and (y) to the extent that any of the commitments described in this clause (iii) are terminated without being utilized or sold without recourse to the Borrower or any Subsidiary, the amount of commitments permitted to be issued pursuant to this clause (iii) shall be increased by a like amount (it being understood that the amount of any commitment for the purposes of this clause (iii) shall be calculated by reference to the aggregate maximum potential recourse liabilities of the Borrower and its Subsidiaries thereunder);

                (e) warrants received from, and minority equity investments in, customers of the Borrower and its Subsidiaries so long as no cash is expended by the Borrower or any of its Subsidiaries to purchase any of the foregoing;

                (f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers of the Borrower and its Subsidiaries

                (g) loans and advances to officers and employees of the Borrower and its Subsidiaries in the ordinary course of business;

                (h) Investments funded through the issuance of common stock of the Borrower; and

                (i) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $500,000,000 during the term of this Agreement, provided, that for the purpose of determining at any time the utilization of such amount by Investments constituting Guarantees, the amount of utilization shall equal the sum of the amount (determined in accordance with the definition of "Guarantee") of then outstanding Guarantees plus the amount actually funded after the Closing Date in connection with Guarantees made pursuant to this paragraph.

                SECTION 6.06. Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $1,800,000,000 in any fiscal year of the Borrower (commencing with the fiscal year ending September 30, 2001); provided that (a) any such amount, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first in respect of amounts permitted for such fiscal year as provided above and, second in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above.

                SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                SECTION 6.08. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) each of the Borrower and its Subsidiaries may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of the same class of Capital Stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Capital Stock and may make other Restricted Payments to the Borrower or any other Subsidiary, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option or rights plans or other benefit plans for management, employees, directors or consultants of the Borrower and its Subsidiaries, (d) the Agere Distribution may be consummated after the Agere Stock Release has been made in accordance with Section 9.13(b) so long as (i) after giving effect thereto, no Event of Default shall be in existence and (ii) the Borrower shall have received at least $2,500,000,000 of Qualified Non-Operating Proceeds and (e) the Borrower may declare and pay dividends on the common stock of the Borrower made in the ordinary course of business at a rate per share not to exceed the rate most recently utilized prior to the Closing Date so long as, at the time of declaration of such dividend, no Event of Default shall be in existence.

                SECTION 6.09. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) any transactions contemplated by the agreements attached as exhibits to the Form 10-K, dated December 27, 2000, of the Borrower or extensions, renewals or replacements of such agreements on terms not materially less favorable to the Borrower and its Subsidiaries and (e) any transactions contemplated by the agreements attached as exhibits to the Form S-1, dated December 7, 2000, as amended, of Agere or extensions, renewals or replacements of such agreements on terms not materially less favorable to the Borrower and its Subsidiaries.

                SECTION 6.10. Limitations on Sale and Leaseback Transactions and CMO Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction or CMO Transaction unless the sum of (a) the Attributable Debt or Indebtedness to be outstanding pursuant to such Sale and Leaseback Transaction or CMO Transaction and (b) all Attributable Debt or Indebtedness then outstanding pursuant to all other Sale and Leaseback Transactions or CMO Transactions entered into by the Borrower or any Subsidiary after the Closing Date would not exceed $2,500,000,000.

                SECTION 6.11. Synthetic Purchase Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

                SECTION 6.12. External Sharing Debt. (a) If the USD Equivalent of the aggregate amount of External Sharing Basket Debt as of the last Business Day of any fiscal quarter of the Borrower exceeds 105% of the External Sharing Basket, then the Borrower or the relevant Subsidiary shall, within ten days after such information becomes available (whether pursuant to Section 5.02(f) or otherwise), prepay External Sharing Basket Debt (or, in the case of any credit facility, reduce the amount thereof) in an amount sufficient to reduce the aggregate amount thereof to no greater than 100% of the External Sharing Basket.

                (b) If the USD Equivalent of the aggregate amount of External Non-Specified Sharing Debt as of the last Business Day of any fiscal quarter exceeds 105% of the External Non-Specified Basket, then the Borrower or the relevant Subsidiary shall, within ten days after such information becomes available (whether pursuant to Section 5.02(f) or otherwise), prepay External Non-Specified Sharing Debt (or, in the case of any credit facility, reduce the amount thereof) in an amount sufficient to reduce the aggregate amount thereof to no greater than 100% of the External Non-Specified Basket.

                                  ARTICLE VII

                                Events of Default

                In case of the happening of any of the following events (each an "Event of Default"):

                (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.05 (with respect to the Borrower's existence), Section 5.10 or Article VI;

                (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders);

                (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                (j) the Borrower or any Subsidiary shall become unable, or admit in writing its inability, or fail generally to pay its debts as they become due;

                (k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

                (m) (i) the Collateral Sharing Agreement or any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (except (A) as permitted by the applicable Security Document or Section 9.13 or (B) by reason of the failure of the Collateral Agent to maintain possession of any instruments delivered to it or to file or record any documents delivered to it for filing or recording) or (ii) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                (n) a Change in Control shall occur;

then, and in every such event (other than an event described in paragraph (h) or (i) above with respect to the Borrower), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and, in any event with respect to the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

                                  ARTICLE VIII

                            The Administrative Agent

                In order to expedite the transactions contemplated by this Agreement and the other Loan Documents, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof or of any other Loan Document, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

                Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement or any other Loan Document. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, any other Loan Document or other instruments or agreements. The Administrative Agent may deem and treat the Lender which makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder or under any other Loan Document and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.

                Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

                Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder, or, after the Revolving Maturity Date, its Loans hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower, and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement, any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

                Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

                The Syndication Agent shall have no duties or responsibilities hereunder in its capacity as such.

                                   ARTICLE IX

                                  Miscellaneous

                SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

                (a) if to the Borrower, to it at Lucent Technologies Inc., Room 7E-524A, 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention of Director, Global Banking and Cash Management (Facsimile No. 908-582-0290);

                (b) if to the Administrative Agent, to it at One Chase Manhattan Plaza, Eighth Floor, New York, New York 10081, Attention of Camille Wilson (Facsimile No. 212-552-5700); and

                (c) if to a Lender, to it at its address (or telecopy number) set forth in an Administrative Questionnaire delivered to the Administrative Agent.

                All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

                SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Loan Party in any Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated.

                SECTION 9.03. Binding Effect. This Agreement shall become effective when the conditions precedent set forth in Section 4.02 shall have been satisfied, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns.

                SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of assignments to a Lender or an affiliate of a Lender, the Administrative Agent and the Borrower (except after the occurrence and during the continuance of an Event of Default) must give their prior written consent to such assignment (such consent not to be unreasonably withheld or delayed), (ii) the amount of the Commitment (or, after the Revolving Maturity Date, the Loans) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or the remaining balance of its Commitment or Loans, as applicable) and the amount of the Commitment (or, after the Revolving Maturity Date, the Loans) of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero, in each case unless otherwise agreed by the Borrower and the Administrative Agent, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)) and (C) Schedule 1.01A shall be deemed amended to give effect to such assignment.

                (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                (d) The Administrative Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

                (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

                (f) Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 to the same extent as if it was the selling Lender, except that all claims and petitions for payment and payments made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right (and participating banks or other entities shall have no right) to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans).

                (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such confidential information relating to the Borrower.

                (h) The Borrower shall not assign or delegate any of its respective rights and duties hereunder without the prior written consent of all Lenders and any attempted assignment without such consent shall be void.

                (i) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.04 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law; provided that no such assignment shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement or any other Loan Document or in connection with any amendments, modifications or waivers of the provisions hereof or thereof, or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or any other Loan Document or in connection with the Loans made hereunder, including the fees and disbursements of counsel for the Administrative Agent or, in the case of enforcement or protection, Lenders.

                (b) The Borrower agrees to indemnify the Administrative Agent, the Lenders, Affiliates, and their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

                (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                SECTION 9.06. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                SECTION 9.07. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                (b) Neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, except as provided in Section 2.06, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly affected thereby, (ii) increase the Commitment or decrease the Facility Fee of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.15 or Section 9.04(h), the provisions of this Section or the definition of "Required Lenders", or release all or substantially all of the Collateral or of the Guarantees of the Subsidiary Guarantors pursuant to the Guarantee and Collateral Agreement (except as provided therein or in Section 9.13), without the prior written consent of each Lender; provided, further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

                SECTION 9.08. Entire Agreement. This Agreement constitutes the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                SECTION 9.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                SECTION 9.10. Right of Setoff. If an Event of Default shall have occurred and be continuing under clause (a) or (b) of Article VII, or if the Loans shall become due and payable pursuant to Article VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                SECTION 9.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

                SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                SECTION 9.13. Release of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by the Borrower (including the giving of directions to the Collateral Agent) having the effect of releasing any Collateral or Guarantee obligations (i) to the extent necessary to permit consummation of any transaction, including any CMO Transaction, not prohibited by any Loan Document or that has been consented to in accordance with Section
9.07 or (ii) under the circumstances described in paragraph (b), (c) or (d) below.

                (b) The Capital Stock of Agere pledged pursuant to the Guarantee and Collateral Agreement shall at the Borrower's request be released (the "Agere Stock Release") at any time on or after the date on which Agere has assumed at least $2,500,000,000 in aggregate principal amount of Indebtedness of the Borrower (including, in any event, all Indebtedness under the Lucent Assumable Credit Agreement); provided that, at the time of such release, no Event of Default has occurred and is continuing (including pursuant to Section 6.01) (as certified by the Borrower to the Administrative Agent).

                (c) On the first date after the Closing Date on which the Borrower has (i) Borrower Debt Ratings of BBB or better from S&P and Baa2 or better from Moody's, in each case on stable watch or the equivalent, and (ii) Consolidated Operating EBITDA of at least $1,800,000,000, for the most recent period of four consecutive fiscal quarters (or shorter period, if applicable) commencing on or after October 1, 2000 for which the relevant financial information is available (as certified by the Borrower to the Administrative Agent), the Collateral shall automatically be released from the Liens created by the Security Documents (it being understood that the Guarantees created by the Guarantee and Collateral Agreement shall nevertheless remain in effect).

                (d) If Agere and its Subsidiaries have been required to enter into any Security Documents pursuant to Section 5.11, then on the date of the Agere IPO, the Collateral provided by Agere and its Subsidiaries shall automatically be released from the Liens created by the Security Documents and all of their respective obligations under the Security Documents (including the Guarantees provided by them pursuant to the Guarantee and Collateral Agreement) shall automatically be terminated.

                SECTION 9.14. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                SECTION 9.15. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address referred to in Section 9.01 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                SECTION 9.16. WAIVER OF JURY TRIAL .EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    LUCENT TECHNOLOGIES INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    THE CHASE MANHATTAN BANK, individually and as Administrative Agent


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    SALOMON SMITH BARNEY INC., as Syndication
                                    Agent


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: